UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 301 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 3, 2018 MannKind Corporation (the “Company”) entered into an exclusive global license and collaboration agreement (the “License Agreement”) with United Therapeutics Corporation, pursuant to which, among other things, the Company will receive an upfront payment of $45 million within 10 business days following the effectiveness of the License Agreement (the “Upfront Payment”). The effectiveness of the License Agreement is conditioned upon expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

On September 26, 2018, the Company and MannKind LLC, the Company’s wholly owned subsidiary, entered into a Tenth Amendment to Facility Agreement (the “Deerfield Amendment”) with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (“Deerfield”), pursuant to which the parties amended the Company’s Facility Agreement, dated July 1, 2013, as amended (the “Facility Agreement”), to, among other things, (i) defer the payment of $3.0 million in principal amount of the Tranche 4 Notes issued under the Facility Agreement from September 30, 2018 to the earlier of October 31, 2018 and the first business day following the date the Company or any of its subsidiaries receives the Upfront Payment, (ii) provide that the payment of accrued and unpaid interest on the notes issued under the Facility Agreement (the “Deerfield Notes”) that is due and payable for the quarter ending September 30, 2018 shall be deferred to, and shall be due and payable on, the earlier of October 31, 2018 and the first business day following the date the Company or any of its subsidiaries receives the Upfront Payment and (iii) modify the Company’s financial covenant under the Facility Agreement, which generally obligates the Company to maintain at least $25 million in cash and cash equivalents on the last day of each fiscal quarter, by removing the financial covenant for the fiscal quarter ending September 30, 2018, reducing the amount of cash and cash equivalents required to be maintained as of December 31, 2018 to $20 million, and requiring the Company to maintain at least $20 million in cash and cash equivalents as of October 31, 2018.

The foregoing description of the Deerfield Amendment and the License Agreement does not purport to be complete and is qualified in its entirety by reference to the Deerfield Amendment, a copy of which is attached as Exhibit 99.1 to this report, and the License Agreement, dated as of September 3, 2018, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2018.

Item 8.01 Other Events.

In September 2018, Deerfield converted approximately $10.5 million principal amount of Deerfield Notes into an aggregate of 5,749,500 shares of the Company’s common stock at a weighted-average conversion price of $1.83 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Tenth Amendment to Facility Agreement, dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: September 27, 2018	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary